SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
      |_|  Preliminary Proxy Statement        |_|  Confidential, For Use of the
      |X|  Definitive Proxy Statement              Commission Only (as permitted
      |_|  Definitive Additional Materials         by Rule 14a-6(e)(2)
      |_|  Soliciting Material Pursuant to
           ss.240.14a-12


                            PEOPLE'S LIBERATION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                            PEOPLE'S LIBERATION, INC.

              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------




TIME....................................          9:00  a.m.   Pacific  Time  on
                                                  Wednesday, June 21, 2006


PLACE...................................          Sheraton Los Angeles Downtown,
                                                  711 Hope Street, Los Angeles,
                                                  CA 90017


ITEMS OF BUSINESS.......................          (1)  To elect three members of
                                                       the Board of Directors.

                                                  (2)  To  transact  such  other
                                                       business as may  properly
                                                       come  before the  Meeting
                                                       and  any  adjournment  or
                                                       postponement.

RECORD DATE.............................          You can  vote if at the  close
                                                  of business on April 25, 2006,
                                                  you were a stockholder  of the
                                                  Company.

PROXY VOTING............................          All stockholders are cordially
                                                  invited  to attend  the Annual
                                                  Meeting in person. However, to
                                                  ensure your  representation at
                                                  the  Annual  Meeting,  you are
                                                  urged  to  vote   promptly  by
                                                  signing  and   returning   the
                                                  enclosed Proxy card.



May 10, 2006
                                        /s/ Daniel S. Guez
                                        --------------------------------------
                                        DANIEL S. GUEZ, CHAIRMAN OF THE BOARD,
                                        CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                                       PEOPLE'S LIBERATION, INC.
                                                    150 WEST JEFFERSON BOULEVARD
                                                           LOS ANGELES, CA 90007
                                                                  (213) 745-2123
PROXY STATEMENT
--------------------------------------------------------------------------------


         These Proxy materials are delivered in connection with the solicitation by the Board of Directors of People's Liberation, Inc., a Delaware corporation ("People's Liberation", the "Company", "we", or "us"), of Proxies to be voted at our 2006 Annual Meeting of Stockholders and at any adjournments or postponements.

         You are invited to attend our Annual Meeting of Stockholders on Wednesday, June 21, 2006, beginning at 9:00 a.m. Pacific Time. The meeting will be held at Sheraton Los Angeles Downtown, 711 Hope Street, Los Angeles, CA 90017.

         It is anticipated that the 2005 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about May 24, 2006.

         STOCKHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on April 25, 2006 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of April 25, 2006, there were 34,371,134 shares of common stock outstanding, our only class of voting securities.

         PROXIES. Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

         QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

         VOTING. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

         ELECTION OF DIRECTORS. Our Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the three candidates receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

         OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

         In the event a stockholder proposal was not submitted to us prior to the date of this Proxy Statement, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no stockholder proposal has been submitted to us, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:  ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


         Item 1 is the election of three (3) directors to hold office for a period of one year or until their respective successors have been duly elected and qualified. Our Certificate of Incorporation provides that the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than two (2) nor more than fifteen
(15). The Board of Directors has fixed the number of directors at three (3).

         Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

         The Board of Directors proposes the election of the following nominees as directors:

                               Daniel S. Guez
                               Dean Oakey
                               Kevin Keating

        If elected, the foregoing three nominees are expected to serve until the 2007 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

         The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

CURRENT DIRECTORS/DIRECTOR NOMINEES

         The following table sets forth the name, age and position of each of our directors as of May 3, 2006.

        NAME                   AGE       POSITION HELD
        ----                   ---       -------------

        Daniel Guez            29        Chief Executive Officer, President,
                                            Secretary and Chairman of the Board
                                            of Directors
        Dean Oakey             48        Director
        Kevin R. Keating       66        Director

         DANIEL GUEZ, the founder of Versatile Entertainment, Inc. and Bella Rose, LLC, our wholly-owned subsidiaries, became our Chief Executive Officer, President and Secretary and a director on November 22, 2005. Mr. Guez was appointed Chairman of the Board of Directors on February 28, 2006. Mr. Guez also serves as President of Versatile Entertainment, Inc., a position he has held since April 2001, and manager of Bella Rose, a position he has held since May 2005. Both Versatile Entertainment, Inc. and Bella Rose, LLC are wholly-owned subsidiaries of People's Liberation, Inc. Prior to July 2004, Mr. Guez managed several private label divisions of Innovo Group, Inc. and Azteca Production International, Inc., Los Angeles based manufacturers of denim apparel. Mr. Guez started his career in the apparel industry in 1995.

         DEAN OAKEY has served as a director since November 22, 2005. From June 1997 to present, Mr. Oakey has served as the Managing Director of Corporate Finance and Capital Markets at Sanders Morris Harris, Inc., an investment banking firm. In this capacity, Mr. Oakey has been responsible for business development and management duties, with a focus on the apparel industry.

         KEVIN R. KEATING has served as a director since February 4, 2005, and served as our former President, Secretary and Treasurer from February 4, 2005 to November 22, 2005. Mr. Keating is an investment executive and for the past nine years has been the Branch Manager of the Vero Beach, Florida, office of Brookstreet Securities Corporation. Brookstreet is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Company in New York in 1965. From 1967 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock Exchange member firm. Since 1982, he has been associated with a variety of firms as a registered representative servicing the needs of individual investors. Mr. Keating is also the manager and sole member of Vero Management, LLC, which had a management agreement with us that terminated effective as of the closing of the exchange agreement on November 22, 2005.

OTHER EXECUTIVE OFFICERS

         DARRYN BARBER has served as our Chief Financial Officer and Chief Operating Officer since November 22, 2005. Prior to joining us, Mr. Barber spent five years as a senior associate at Europlay Capital Advisors, LLC and its affiliates. Mr. Barber has been successful in evaluating, developing, and operating businesses in the entertainment and technology fields. Mr. Barber has been responsible for preparing business models, financial planning, evaluating and valuing businesses, providing corporate and strategic advice and preparing businesses for strategic transactions. Mr. Barber brings over 10 years experience in owning and operating businesses. Prior to Europlay Capital
Advisors, Mr. Barber was Director of Operations of Trademark Cosmetics, a private label cosmetic manufacturing company. Mr. Barber earned an MBA from California State University Northridge and a BA in business economics from University of California Santa Barbara. Mr. Barber is 30 years old.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

         MEETINGS AND COMMITTEES. The Board of Directors held one meeting during fiscal 2005, which was attended by all members of the Board of Directors. While directors generally attend annual stockholder meetings, the Company has not established a specific policy with respect to members of the Board of Directors attending annual stockholder meetings.

         Currently, we do not have any committees, including an audit committee, compensation committee, or nominating and corporate governance committee. In addition, we do not have any charters that relate to the functions traditionally performed by these committees.

         The functions customarily delegated to the nominating committee are performed by our full board of directors. Our full board of directors reviews those Board members who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next term. The Board's methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources--members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates. The Board also nominates outside candidates for inclusion on the Board of Directors.

         A People's Liberation stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent Director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the Company beneficially owned and (iv) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act of 1934. The recommendation should be addressed to our Secretary.

        Among other matters, our full board of directors which serves as the nominating and governance committee:

         o Reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of People's Liberation and the Board;

         o Conducts candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

         o Recommends qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board; and

         o        Conducts   appropriate   inquiries  into  the  background  and
                  qualifications of potential nominees.

         Based on the foregoing, the Board recommends for nomination and the Board of Directors nominated, Daniel Guez, Dean Oakey, and Kevin Keating for re-election as directors on the Board of Directors, subject to stockholder approval, for a one-year term ending on or around the date of the 2007 Annual Meeting of Stockholders.

         COMPENSATION OF DIRECTORS. We are currently revising our compensation plan and intend to pay outside directors a fee and issue stock options for being a board member as well as fees for chairing and sitting on committees of the board, when such committees are established.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Our Compensation Committee consists of our entire Board of Directors. No current executive officer of the Company has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors has served as an executive officer.

         STOCKHOLDER COMMUNICATIONS. Holders of the Company's securities can send communications to the Board of Directors via email to board@peopleslib.com or by telephoning the Secretary at the Company's principal executive offices, who will then relay the communications to the Board of Directors.

         CODE OF ETHICS. We have adopted a Code of Ethical Conduct that is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. A copy of our Code of Ethical Conduct is filed as an exhibit to our 2005 Annual Report on Form 10-KSB.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning all compensation paid to our Chief Executive Officer for services to us in all capacities for each of the three fiscal years ended December 31 indicated below. No other officer was paid more than $100,000 during the last fiscal year. The compensation table excludes other compensation in the form of perquisites and other personal benefits that constituted less than 10% of the total annual salary and bonus for the executive officer during the applicable fiscal year.

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                             ANNUAL COMPENSATION            AWARDS
                                                   ------------------------------------   -----------
NAME AND                                                                                   NUMBER OF
                                    FISCAL YEAR                                           SECURITIES
NAME AND                               ENDED                               OTHER ANNUAL   UNDERLYING
PRINCIPAL POSITION                  DECEMBER 31,    SALARY      BONUS      COMPENSATION    OPTIONS
                                    ------------   --------    --------   -------------   -----------
Daniel Guez (1)................         2005       $151,202    $155,929       $15,006         N/A
   Chief Executive Officer,             2004        $62,308      N/A          $52,836         N/A
   President and Secretary              2003          --          --            --            N/A

Kevin R. Keating (2) .........          2005          $0          $0          $5,000          N/A
   Former President,                    2004          N/A        N/A            N/A           N/A
   Treasurer and Secretary              2003          N/A        N/A            N/A           N/A

David Hadley (3) .............          2005        $16,848       $0            N/A           N/A
   Former Chief Executive               2004        $60,000       $0          $20,500         N/A
   Officer and President                2003        $60,000       $0          $20,500         N/A

----------
     (1) Mr. Guez commenced his service as Chief Executive Officer of our company on November 22, 2005. The amounts in the table also reflect compensation paid to Mr. Guez as Chief Executive Officer of our subsidiary, Versatile Entertainment, Inc. prior to November 22, 2005.

     (2) Mr. Keating served as our President, Treasurer and Secretary from February 4, 2005 to November 22, 2005. On June 28, 2005, we issued Mr. Keating 54,054 shares of our common stock in consideration for services rendered by him, valued at $5,000.

     (3) Mr. Hadley served as our Chairman of the Board, Chief Executive Officer and President until February 4, 2005. Mr. Hadley has no stock options to purchase shares of common stock and was paid no compensation for his services as Chief Executive Officer and President. As Chief Executive Officer and President of our former wholly-owned subsidiary, Global Medical Technologies, Inc., Mr. Hadley was paid an annual salary of $60,000 together with an annual bonus as set forth above in connection with his services to Global Medical Technologies, Inc. On December 15, 2004, we issued Mr. Hadley 2,470,000 restricted common shares on a pre-reverse stock split basis in exchange for $125,000 accumulated unpaid salary.

OPTION GRANTS IN 2005

      We did not grant options to purchase common stock during 2005.

OPTION VALUES AT DECEMBER 31, 2005

         None of the executive officers named in the summary table above exercised options during 2005.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         Except as described below, we are not parties to any employment agreements with any of our executive officers.

         On January 3, 2006, we entered into an Employment Agreement with Darryn Barber pursuant to which he serves as our Chief Financial Officer and Chief Operating Officer. The agreement is for a term of 2 years commencing as of November 22, 2005 and terminating on November 21, 2007. For the six month period commencing on November 22, 2005, Mr. Barber was permitted to perform transition services for other entities up to approximately one business day per week and Mr. Barber received an annual salary of $172,000 during this initial six month period. Mr. Barber is currently receiving a base salary of $212,000 up to the first anniversary of his appointment, and will receive $232,000 during the second year of his contract. In addition to his base salary, Mr. Barber will receive an annual bonus of not less than $25,000 and no more than $100,000 based on objectives determined by our Board of Directors. Mr. Barber will also be granted a non-qualified stock option to purchase up to 300,000 shares of our common stock at an exercise price equal to the "fair market value" of such shares on the date the option is approved by our Board of Directors. In the event Mr. Barber is terminated without cause, we shall continue to pay Mr. Barber's then current base salary for the remaining term of the agreement, without regard to any employment of Mr. Barber by a third party.

EMPLOYEE BENEFIT PLANS

         Our 2005 Stock Incentive Plan was adopted on November 23, 2005 and became effective on January 5, 2006. A total of 3,500,000 shares of common stock have been reserved for issuance upon exercise of awards granted under the 2005 Stock Incentive Plan. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 2005 Stock Incentive Plan.

         Our 2005 Stock Incentive Plan will terminate after 10 years from the date on which our board approved the plan, unless it is terminated earlier by our board. The plan authorizes the award of stock options and stock purchase grants.

         Our 2005 Stock Incentive Plan is administered by our full board of directors. To the extent we expand our board of directors, we intend to form a compensation committee, all of the members of which will be independent directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Following its formation, the compensation committee will have the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

         Our 2005 Stock Incentive Plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to employees of ours or any parent or subsidiary of ours. All awards other than incentive stock options may be granted to our employees, officers, directors, consultants, independent contractors and advisors of ours or any parent or subsidiary of ours. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value. The exercise price of nonqualified stock options will be determined by our compensation committee when the options are granted.

         In general, options will vest over a four-year period. The term of options granted under our 2005 Stock Incentive Plan may not exceed 10 years.

         Awards granted under our 2005 Stock Incentive Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise restricted by our compensation committee, nonqualified stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee's guardian or legal representative or a family member of the optionee who has acquired the option by a permitted transfer. Incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Options granted under our 2005 Stock Incentive Plan generally may be exercised for a period of three months after the termination of the optionee's service with us or any parent or subsidiary of ours. Options will generally terminate immediately upon termination of employment for cause.

         The purchase price for restricted stock will be determined by our board of directors or compensation committee, as applicable, at the time of grant. Stock bonuses may be issued for past services or may be awarded upon the completion of services or performance goals.

         If we are subject to a sale, merger, consolidation, reorganization, liquidation or change in control, our Board of Directors may take actions which include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on rights so as to provide for earlier, later, extended or additional time for exercise and other modifications. In addition, the Board of Directors may take such actions with respect to all participants, to certain categories of participants or only to individual participants in the plan. Moreover, the Board of Directors may take such action before or after granting rights to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

REPORT OF BOARD OF DIRECTORS ON AUDIT COMMITTEE FUNCTIONS

         We do not have an Audit Committee. For the fiscal year ended December 31, 2005, the Company's Board of Directors has performed the duties of an Audit Committee and is responsible for providing objective oversight of the Company's internal controls and financial reporting process.

         In fulfilling its responsibilities for the financial statements for fiscal year 2005, the Board of Directors:

         o        Reviewed and discussed the audited  financial  statements  for
                  the  year  ended   December  31,  2005  with   management  and
                  Grobstein, Horwath & Company, LLP (the "Auditors"), the Company's independent auditors; and

         o Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1. The Board discussed with the Auditors their independence.

         In fulfilling its responsibilities for the financial statements for fiscal year 2005, the Board of Directors discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         Based on the Board of Directors' review of the audited financial statements and discussions with management and the Auditors, the Board of Directors approved the inclusion of the audited financial statements in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the SEC.

         The Board of Directors also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the Board determined appropriate.

         The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                            BOARD OF DIRECTORS

                                            Daniel Guez
                                            Dean Oakey
                                            Kevin Keating

         The information in this Report of Board of Directors shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

INDEPENDENT PUBLIC ACCOUNTANTS

         Effective as of November 30, 2005, we engaged Grobstein, Horwath & Company LLP as our principal independent accounting firm. Prior to November 30, 2005, Grobstein, Horwath & Company LLP acted as the accountant for our wholly-owned subsidiaries Versatile Entertainment, Inc. and Bella Rose, LLC. The appointment of Grobstein, Horwath & Co. was approved by the unanimous written consent of our Board of Directors. All audit work for the year ended December 31, 2005 was performed by the full time employees of Grobstein, Horwath & Company LLP. Representatives of Grobstein, Horwath & Company, LLP are expected to be present at our Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, at the Annual Meeting, Grobstein, Horwath & Company, LLP is expected to be available to respond to appropriate questions posed by our stockholders.

         Also effective as of November 30, 2005, we dismissed Shelley International CPA ("Shelley International") as our independent certified public accountants. The decision was approved by our Board of Directors. The reports of Shelley International on our financial statements for the fiscal years ended September 30, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the 2005 report did contain an explanatory paragraph related to our ability to continue as a going concern. During our fiscal years ended September 30, 2005 and 2004, and through November 30, 2005 (the effective date of Shelley International's dismissal), there were no disagreements with Shelley International on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Shelley International would have caused Shelley International to make reference to the subject matter of the disagreements in connection with its reports. We furnished Shelley International with a copy of our report on Form 8-K/A prior to our filing the report with the Securities and Exchange Commission on December 9, 2005. We also requested that Shelley International furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with our statements in the 8-K/A. A copy of the letter furnished by Shelley International in response to that request, dated December 8, 2005, is filed as Exhibit 16.1 to our report on Form 8-K/A.

     AUDIT FEES

         Fees for audit services provided by Grobstein, Horwath & Co., LLP totaled approximately $74,000 for the year ended December 31, 2005, including fees associated with the December 31, 2004 and 2003 audits, and the review of our nine-month period ended September 30, 2005.

         Fees for audit services provided by Shelley International, CPA totaled approximately $12,000 and $36,250 for the fiscal years ended September 30, 2005 and 2004.

     AUDIT-RELATED FEES

         There were no audit-related services provided for the years ended December 31, 2005 and 2004.

     TAX FEES

         There were no tax services provided for the years ended December 31, 2005 and 2004.

     ALL OTHER FEES

         No other fees were incurred during the years ended December 31, 2005 and 2004 for services provided by Grobstein, Horwath & Co., LLP or Shelley International, CPA, except as described above.

POLICY  ON  PRE-APPROVAL  OF  AUDIT  AND  PERMISSIBLE   NON-AUDIT   SERVICES  OF
INDEPENDENT AUDITORS

         Consistent with policies of the Securities and Exchange Commission regarding auditor independence, our Board of Directors has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our Board of Directors has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Our Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the independent accountant's independence, and has approved any such services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Other than the employment arrangements described above in "Executive Compensation" and the transactions described below, since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o        in which the amount involved exceeds $60,000; and

         o in which any director, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

         On February 16, 2004, we entered into a one-year contract with Vero Management, LLC for managerial and administrative services. Vero Management was not engaged to provide, and Vero Management does not render, legal, accounting, auditing, investment banking or capital formation services. Kevin R. Keating is the manager of Vero Management. In consideration of the services provided, Vero was paid $1,000 for each month in which services were rendered. The agreement with Vero terminated on November 22, 2005.

         On August 30, 2004, we issued 1,000,000 shares of restricted common stock in exchange for a $85,000 note payable to David L. Hadley, one of our former officers.

         On December 15, 2004, we issued 2,470,000 restricted common shares in exchange for $125,000 accumulated unpaid salary to David L. Hadley.

         On January 31, 2005, we entered into an Assumption Agreement with Global Medical Technologies, Inc., Natural Technologies, Inc. and Mr. Hadley, our former Chief Executive Officer, pursuant to which we contributed all of the shares of common stock of our inactive subsidiaries, Century Pacific Financial Corp. and Century Pacific Investment Management Corporation, to Global Medical. Global Medical agreed to assume all of our liabilities and to indemnify us for any loss we incur with respect to such assumed liabilities. Global Medical, Natural Technologies, and Mr. Hadley also released us from all obligations and claims.

         On February 16, 2005, we received a non-interest bearing, unsecured demand loan from Keating Reverse Merger Fund in the amount of $50,000 to provide working capital for operating expenses. On June 28, 2005 we issued 5,000,000 restricted common shares in full payment of the $50,000 note payable to Keating Reverse Merger Fund. We granted Keating Reverse Merger Fund piggyback registration rights with respect to these shares.

         On June 28, 2005, we issued 500,000  restricted  common shares to Kevin
R. Keating for services valued at $5,000. We granted Mr. Keating piggyback registration rights with respect to these shares.

         On November 22, 2005, we entered into a certain financial advisory agreement with Keating Securities, LLC under which Keating Securities, LLC was compensated by us for its advisory services rendered to us in connection with the closing of the exchange transaction with Versatile Entertainment, Inc. and Bella Rose, LLC. The transaction advisory fee was $350,000, with the payment thereof made at the closing of the exchange transaction.

         Kevin R. Keating, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of Keating Reverse Merger Fund and is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, Keating Reverse Merger Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of our common stock owned by Keating Reverse Merger Fund. Similarly, Keating Investments, LLC, Keating Reverse Merger Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating.

         On November 23, 2005, we received gross proceeds of approximately $7.8 million in a private placement transaction with institutional investors and other high net worth individuals. In conjunction with the private placement transaction, we issued warrants to purchase an aggregate of 625,000 shares of common stock to Sanders Morris Harris, Inc., the placement agent, and its employees Dean Oakey and Jonah Sulak. Dean Oakey, who received 262,500 of the placement agent warrants, became a director of the company upon completion of the exchange transaction with Versatile Entertainment, Inc. and Bella Rose, LLC on November 22, 2005. The warrants are fully vested and have a per share exercise price of $1.25. From June 1997 to the present date, Mr. Oakey has served as the Managing Director of Corporate Finance and Capital Markets at Sanders Morris Harris, Inc.

         Paul Guez, Daniel Guez's father, loaned Versatile Entertainment, Inc. $75,000 in May 2005 pursuant to a note payable which was unsecured, bared interest at 5% and was due on demand. The note and accrued interest was repaid in November 2005.

TRANSACTIONS WITH 5% STOCKHOLDERS

         During 2004, Tag-It Pacific, Inc. loaned an aggregate of $293,989 to Versatile Entertainment, Inc., which loan was unsecured, and due on demand. On May 16, 2005, the then outstanding balance of $300,000 due to Tag-It Pacific, Inc. was repaid with borrowings from an unrelated entity. On May 16, 2005, Colin Dyne, CEO of Tag-It Pacific, Inc., assumed Versatile's obligation to the unrelated entity in exchange for the issuance of 45 shares of Versatile's common stock. After giving 9.546 shares of his Versatile common stock to various parties, the remaining 35.454 shares of common stock held by Mr. Dyne were exchanged for 775,294.3 shares of our series A convertible preferred stock on November 22, 2005, the closing of the exchange transaction with Versatile Entertainment and Bella Rose.

         During the year ended December 31, 2005, we purchased trim products from Tag-It Pacific, Inc., a related entity, amounting to $74,960. During the year ended December 31, 2005, we incurred approximately $35,000 for services provided by an employee of Tag-it Pacific, Inc.

PRINCIPAL STOCKHOLDERS

         The following table presents information regarding the beneficial ownership of our common stock as of May 10, 2006 by:

         o        each of our executive officers;

         o        each of our directors, who are also nominees;

         o        all of our directors and executive officers as a group; and

         o each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options from the Company that are currently exercisable or exercisable within 60 days of May 10, 2006 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         The information presented in this table is based on 34,371,134 shares of our common stock outstanding on May 10, 2006. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o People's Liberation, Inc., 150 West Jefferson Boulevard, Los Angeles, CA 90007.

                                                                  PERCENTAGE OF
                                           NUMBER OF SHARES          SHARES
NAME OF BENEFICIAL OWNER                  BENEFICIALLY OWNED       OUTSTANDING
---------------------------------------   ------------------      ------------

EXECUTIVE OFFICERS AND DIRECTORS:
Daniel S. Guez (1).....................          14,218,387            41.4
   Director, President and
      Chief Executive Officer
      and Secretary
Darryn Barber (2)......................             125,060             *
   Chief Financial Officer and
      Chief Operating Officer
Dean Oakey (3).........................             668,383            1.9
   Director
Kevin R. Keating (4)...................              54,055             *
   Director
Directors and officers as a
   group (4 persons) (5)...............          15,065,885            43.8

5% STOCKHOLDERS:
Colin Dyne (6) ........................           8,231,560            23.9

----------
*    Less than 1%

(1) Consists of 13,118,387 shares of common stock beneficially held by Mr. Guez and 1,100,000 shares of common stock held by Daniel S. Guez as Custodian for Isabella Guez UTMA of CA.

(2)      Consists of 125,060 shares of common stock.

(3) Consists of 389,883 shares of common stock, warrants to purchase 262,500 shares of common stock at a strike price of $1.25 per share, and warrants to purchase 16,000 shares of common stock at a strike price of $2.00 per share.

(4) Consists of 54,055 shares of common stock. Kevin R. Keating, a director of the company, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KRM Fund, a selling stockholder. KRM also has the right to nominate a director of the company. Keating Investments, LLC is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of our common stock owned by KRM Fund. Similarly, Keating Investments, LLC, KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of our common stock currently owned by Kevin R. Keating. Mr. Keating's address is 936A Beachland Boulevard, Suite 13 Vero Beach, Florida 32963.

(5) Consists of 14,787,385 shares of common stock, and warrants to purchase 278,500 shares of common stock.

(6)      Consists of 8,231,560 shares of common stock.

CHANGE OF CONTROL

         On October 28, 2005, we entered into an Exchange Agreement with Versatile Entertainment, Inc., a California corporation ("Versatile"), each of the stockholders of Versatile ("Stockholders"), Bella Rose, LLC, a California limited liability company ("Bella Rose"), each of the members of Bella Rose ("Members"), and Keating Reverse Merger Fund, LLC ("KRM Fund"). The closing of the transactions contemplated by the Exchange Agreement (the "Closing") occurred on November 22, 2005. At the Closing, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding equity interests of Versatile and Bella Rose (the "Interests") from the Stockholders and Members (collectively, the "Owners"), and the Owners contributed all of their Interests to us. In exchange, the we issued to the Owners 2,460,106.34 shares of our Series A Convertible Preferred Stock, par value $0.001 per share ("Preferred Stock"), which subsequently converted into 26,595,751 shares of our common stock on

January 5, 2006 following a mandatory conversion and 1-9.25 reverse stock split of our common stock. Following the exchange transaction, each of Versatile and Bella Rose became our wholly-owned subsidiaries. The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirer, and us the legal acquirer.

         Immediately following the acquisition of Versatile and Bella Rose, we received gross proceeds of approximately $7.8 million in a private placement transaction with institutional investors and other high net worth individuals. Pursuant to subscription agreements entered into with these investors, we sold 578,125.58 shares of our series A convertible preferred stock at a price per share of $13.5135, which subsequently converted into 6,250,000 shares of our common stock on a post reverse stock split basis. We also issued to the investors, five-year warrants to purchase an aggregate of 2,500,000 shares of our common stock with an exercise price of $2.00 per share. After broker commissions and expenses and accounting, legal and other expenses, we received net proceeds of approximately $6.6 million in the capital raise. Following these transactions, the former security holders of Bella Rose and Versatile and the investors in the financing owned 95.6%, and our stockholders immediately prior to these transactions now own approximately 1,525,383 shares of common stock, representing 4.4% of our outstanding common stock on an as converted and post reverse stock split basis.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all
Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2005, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

         Any stockholder who intends to present a proposal at the 2007 Annual Meeting of Stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by January 12, 2007. In addition, in the event a stockholder proposal is not received by the Company by March 9, 2007, the Proxy to be solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2007 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

         SEC rules and regulations provide that if the date of the Company's 2007 Annual Meeting is advanced or delayed more than 30 days from the date of the 2006 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2007 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2007 Annual Meeting. Upon determination by the Company that the date of the 2007 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2006 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

SOLICITATION OF PROXIES

         It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-KSB

         THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2005, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO PEOPLE'S LIBERATION, INC., 150 WEST JEFFERSON BOULEVARD, LOS ANGELES, CALIFORNIA 90007 ATTN: DARRYN BARBER.

                                   ON BEHALF OF THE BOARD OF DIRECTORS

                                   /s/ Daniel Guez
                                   ---------------------------------------------
                                   DANIEL GUEZ, CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

150 West Jefferson Boulevard
Los Angeles, CA 90007
May 10, 2006

                            PEOPLE'S LIBERATION, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, a stockholder of PEOPLE'S LIBERATION, INC., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Daniel Guez and Darryn Barber, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on June 21, 2006, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.    To elect the Board of Directors' three nominees as directors:

                  Daniel Guez        Dean Oakey       Kevin Keating


                  |_|      FOR ALL NOMINEES  LISTED  ABOVE  (except as marked to
                           the contrary below)
                  |_|      WITHHELD for all nominees listed above

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

         -----------------------------------------------------------------------

         The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

         The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May 10, 2006, relating to the Annual Meeting.


                                    Dated:___________________________, 2006

                                    Signature:_____________________________

                                    Signature:_____________________________
                                              Signature(s) of Stockholder(s)
                                                (See Instructions Below)

                                    The  Signature(s)  hereon should  correspond
                                    exactly    with   the    name(s)    of   the
                                    Stockholder(s)   appearing   on  the   Share
                                    Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

           |_| Please indicate by checking this box if you anticipate
                         attending the Annual Meeting.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
              PROMPTLY USING THE ENCLOSED ENVELOPE OR FAX DIRECTLY
                       TO STALT, INC. AT (650) 321-7113.